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                                                                   EXHIBIT 10.01




                          ATLANTIC DATA SERVICES, INC.

                              KEY PERSON STOCK PLAN



            1. Atlantic Data Services, Inc. (the "Corporation"), hereby sets aside 20,000 shares of Common Stock Class A, one cent par value for issuance to such persons as the Board of Directors of the Corporation determine are "Key Persons" in the development and maintenance of the Corporation as a first class software development company.

            2. The Board of Directors shall, in connection with any such designation of a Key Person, also designate the number of shares made available for acquisition by such Key Person, the purchase price therefor and the date or dates over which such shares may be acquired entirely or in increments. Upon the grant of any such rights hereunder to a Key Person and as a condition to receipt of any such grant, each Key Person shall enter into a Key Person Stockholder's Agreement with the Corporation in the form attached hereto.

            3. If a designated Key Person ceases to be employed by the Corporation within five years of the date of the Key Person Stockholders Agreement with such person, then the Corporation shall have the right to repurchase all shares acquired by said person pursuant to this Plan for the same price as said shares were originally purchased from the Corporation by such person, all as more particularly set forth in the Key Person Stockholder's Agreement.